SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-A/A
                                (Amendment No. 8)

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            SPRINT NEXTEL CORPORATION
             (Exact name of registrant as specified in its charter)


               Kansas                               48-0457967
      (State of incorporation                   (I.R.S. Employer
          or organization)                     Identification No.)

     2001 Edmund Halley Drive
          Reston, Virginia                            20191
       (Address of principal                       (zip code)
         executive office)


Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class to        Name of Each Exchange on Which
          be Registered                 Each Class is to be Registered
          ___________________________   ________________________________

          Series 1 Common Stock,        New York Stock Exchange
          par value $2.00 per share

If this Form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box _______

If this Form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box _______

Securities Act registration statement file number to which this form relates:
_______________________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of class)



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                                EXPLANATORY NOTE

     Sprint Nextel Corporation is filing this amendment number 8 to its Registration Statement on Form 8-A relating to its Series 1 Common Stock to reflect the fact that, in connection with the merger of Nextel Communications, Inc. with and into a wholly owned subsidiary of Sprint Corporation, Amended and Restated Articles of Incorporation were filed with the Kansas Secretary of State. Among other things, the Amended and Restated Articles of Incorporation changed the name of the corporation from Sprint Corporation to Sprint Nextel Corporation, changed the designation of the FON Common Stock, Series 1 and Series 2, to Series 1 Common Stock and Series 2 Common Stock, respectively, and changed the authorized capital stock of the corporation. The Amended and Restated Articles of Incorporation now authorize a class of Non-Voting Common Stock and no longer authorize PCS Common Stock.

Item  1.         Description of Registrant's Securities to be Registered.

     This Registration Statement amends the description of Sprint Nextel Corporation's Series 1 Common Stock, par value $2.00 per shares, which is registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, and listed on the New York Stock Exchange. Incorporated by reference herein are the sections entitled "Authorized Capital Stock of Sprint Nextel--Description of Sprint Nextel Common Stock" and "Comparison of Rights of Stockholders of Sprint, Nextel and Sprint Nextel" contained in the registrant's Registration Statement (File No. 333-123333) on Form S-4 initially filed on March 15, 2005, as amended (the "Form S-4").




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


Item 2.        Exhibits.

1. Amended and Restated Articles of Incorporation of Sprint Nextel Corporation (incorporated by reference to Annex G of the Form S-4).

2. Amended and Restated Bylaws of Sprint Nextel Corporation (incorporated by reference to Annex H of the Form S-4).

3. Second Amended and Restated Rights Agreement between Sprint and UMB Bank, n.a., as Rights Agent, dated as of March 16, 2004 and effective as of April 23, 2004 (incorporated by reference to Exhibit 1 to Amendment No. 5 to Sprint's Registration Statement on Form 8-A relating to Sprint's Rights, filed April 12, 2004).

4. Amendment dated June 17, 2005 to Second Amended and Restated Rights Agreement (filed as Exhibit 4(d) to Sprint's Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, and incorporated herein by reference).








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


                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    SPRINT NEXTEL CORPORATION



                                    By:  /s/ Michael T. Hyde
                                         Michael T. Hyde, Assistant Secretary

Date:  August 12, 2005









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


                                  EXHIBIT INDEX


Exhibit
Number    Description

1. Amended and Restated Articles of Incorporation of Sprint Nextel Corporation (incorporated by reference to Annex G of the Form S-4).

2. Amended and Restated Bylaws of Sprint Nextel Corporation (incorporated by reference to Annex H of the Form S-4).

3. Second Amended and Restated Rights Agreement between Sprint and UMB Bank, n.a., as Rights Agent, dated as of March 16, 2004 and effective as of April 23, 2004 (incorporated by reference to Exhibit 1 to Amendment No. 5 to Sprint's Registration Statement on Form 8-A relating to Sprint's Rights, filed April 12, 2004).

4. Amendment dated June 17, 2005 to Second Amended and Restated Rights Agreement (filed as Exhibit 4(d) to Sprint's Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, and incorporated herein by reference).